UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 13, 2008
(Date of earliest event reported)

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanation: This 8-K/A is filed to correct the 8-K filed on March 12, 2008, to clarify the Company’s disclosure on the appointment of John D. Clayton as Vice President of Asset Operations effective March 24, 2008.  All changes in this 8-K/A are contained in the paragraphs below under Item 8.01 and 9.01.

Item 8.01. Other Information

On March 12, 2008, Rosetta Resources Inc. (the “Company”) announced the appointment of John D. Clayton as Vice President of Asset Operations effective March 24, 2008.

Prior to joining Rosetta, Mr. Clayton, age, was Manager, Lower 48 Business Development for ConocoPhillips, Inc.  Mr. Clayton began his career with Burlington Resources Inc. and its predecessor companies where his career spanned over twenty years. At Burlington, he held a series of positions of increasing responsibility, most recently as Director, Worldwide Acquisitions and Divestitures. Mr. Clayton has extensive experience in several operations areas, including horizontal drilling applications, coal seam degasification, and shale gas and tight gas exploitation.

Mr. Clayton received a Bachelor of Science degree in Petroleum Engineering from Louisiana State University. He is a member of the Society of Petroleum Engineers and an associate member of the American Association of Petroleum Geologists and the American Association of Petroleum Landmen.

The press release is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements:
None
(b)	Pro forma financial information:
None
(c)	Shell company transactions:
None
(d)	Exhibits
	Exhibits.	The Registrant includes a copy of the press release dated March 12, 2008 as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 13, 2008	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski
Michael J. Rosinski
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Rosetta Resources Inc. dated March 12, 2008.